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                                                                   Exhibit 10.34

                              AMENDMENT NO. 2 TO
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                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
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          Reference is hereby made to the Agreement and Plan of Merger dated
October 30, 1997, as amended, among Sealy Corporation, a Delaware corporation (the "Company"), Sandman Merger Corporation, a transitory Delaware merger corporation ("Purchaser"), and Zell/Chilmark Fund, L.P., a Delaware limited partnership, pursuant to which Purchaser was merged with and into the Company with the Company being the surviving corporation (the "Merger").

          Effective as of March 4, 1996, Ronald L. Jones (the "Executive") entered into a Stockholders Agreement with the Company (the "Stockholders Agreement").

          Effective as of August 1, 1997, the Executive entered into an Amended and Restated Employment Agreement with the Company (the "Employment Agreement").

          Effective as of the consummation of the Merger, the Executive entered into an Amendment to Amended and Restated Employment Agreement and Termination of Stockholders Agreement ("Amendment No. 1") amending the Employment Agreement and terminating the Stockholders Agreement.

          Effective as of December 18, 1997, the Executive and the Company entered into an "Executive Stock and Option Agreement" (the "Executive Stock and Option Agreement") providing for the grant to the Executive of certain options to purchase shares of "Class L Common" and "Class A Common" as defined in the Executive Stock and Option Agreement.

          Effective as of December 18, 1997, the Company established the Sealy Corporation 1998 Stock Option Plan (the "1998 Stock Option Plan") for the benefit of certain of the Company's executives and key employees, including the Executive.

          Effective as of March 18, 1998, the Company granted to the Executive a nonqualified stock option to purchase additional shares of Class A Common under the 1998 Stock Option Plan pursuant to that certain Sealy Corporation Agreement Evidencing a Grant of a Nonqualified Stock Option under 1998 Stock Option Plan between the Company and the Executive.

          NOW, THEREFORE, in consideration of the provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of December 1, 1999, the parties hereto agree as follows:

          A. The Executive and the Company ratify and confirm the Employment Agreement as amended by Amendment No. 1.
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          B.  A new Section 26 is added as follows:

              "26.  POST-MERGER OPTIONS.  The Company and the Employee hereby
                    -------------------
          agree that, notwithstanding any contrary provision of the Sealy Corporation 1998 Stock Option Plan (the "1998 Stock Option Plan"), the Sealy Corporation Agreement Evidencing a Grant of a Nonqualified Stock Option Under 1998 Stock Option Plan (the "1998 Option Agreement") between the Company and the Employee dated March 18, 1998, or any future option plan or agreement providing stock options to the Employee, any such grants shall be subject to this Section 26. Pursuant to this Section 26, the Company agrees that the Employee's rights with respect to any option granted to the Employee after the merger of Sandman Merger Corporation into the Company ("Post-Merger Option"), and the Employee's rights with respect to any stock acquired in connection with the exercise of any Post-Merger Option shall be no less than the Employee's rights with respect to the option and the shares issuable under the Executive Stock and Option Agreement (the "Executive Stock and Option Agreement") entered into by the Employee and the Company effective December 18, 1997, except for those put and related rights of the Employee applicable to the Executive Stock and Option Agreement pursuant to Section 6(c)(v) of the Employment Agreement. This Section 26 shall not prohibit terms more favorable to the Employee than those contained in the Executive Stock and Option Agreement. If any option plan or agreement or applicable law prevent strict compliance with the foregoing provisions of this Section 26, the Company agrees to place the Employee and the Employee's dependents in at least as good of an economic position as if such strict compliance were permissible, all in accordance with Section 14 hereof.

          Without limiting the generality of the foregoing provisions of this
          Section 26, the following specific provisions shall be applicable to the nonqualified stock option granted to the Employee by the Company effective March 18, 1998 (the "1998 Option"), and, to the extent that any other Post-Merger Option granted to the Employee has provisions similar to the 1998 Option, to such other Post-Merger Option as well:

          (a) Vesting of Options.  The 1998 Option will become vested and
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              exercisable upon the first to occur of the date specified in
              Section 4 of the 1998 Option Agreement or upon a Change of Control as defined in the Employment Agreement without regard to that certain Amendment to Amended and Restated Employment Agreement and Termination of Stockholders Agreement (which indicates that there will be no future Change of Control for purposes of the Employment Agreement) effective as of the consummation of the merger of Sandman Merger Corporation into the Company (provided that (i) wherever the term "Zell/Chilmark Fund, L.P." appears in such definition, such term shall be replaced in such

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              definition with "Bain Capital Fund V, L.P., Bain Capital Fund V-B,
              L.P., BCIP Associates, BCIP Trust Associates, L.P., Sealy
              Investors 1, LLC, Sealy Investors 2, LLC, Sealy Investors 3, LLC and Harvard Private Capital Holdings, Inc." and (ii) in no event shall a sale of shares of common stock of the Company to an underwriter or group of underwriters in connection with a public offering of such shares of common stock be deemed to be a "Change of Control").

          (b) Transferability of Options.  The 1998 Option and any stock issued
              --------------------------
              due to the exercise thereof shall be transferable as permitted under either Section 6 of the 1998 Option Agreement or Section 4(a) of the Executive Stock and Option Agreement.

          (c) Administration.  The administrative provisions of the 1998 Option
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              Agreement (particularly including Section 7 thereof) shall be subject to the condition that all decisions of the Company, Board, Committee, and delegates, as provided for in Section 7 of the 1998 Option Agreement, shall be subject to the requirements: (i) to be made in good faith, and (ii) without any presumption of the correctness of any such decision.

          (d) Noncompetition.  The noncompetition provisions of Section 14 of
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              the 1998 Option Agreement shall not be interpreted more
              restrictively against the Employee than the provisions of his Employment Agreement dealing with that matter.

          (e) Fair Market Value.  The determination of Fair Market Value for
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              purposes of the 1998 Stock Option Plan shall be subject to the good faith requirement contained in the definition of "Fair Market Value" as set forth in Section 12 of the Executive Stock and Option Agreement.

          (f) Repurchase Right.  The Company's repurchase right with respect to
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              shares acquired under the 1998 Stock Option Plan shall be subject to the limitations, restrictions and requirements imposed on the Company by Section 3 of the Executive Stock and Option Agreement, except for the requirement of reinstatement of the Employee's put right under Section 6(c)(v) of the Employment Agreement pursuant to Section 3(d)(y) of the Executive Stock and Option Agreement.

          (g) Transfer of Stock.  The transfer restrictions on stock acquired
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              under the 1998 Option Agreement shall terminate upon a Qualified
              Initial Public Offering, as defined in the 1998 Stock Option Plan, or upon a Sale of the Company, as defined in the Executive Stock and Option Agreement. Furthermore, the Employee shall be granted piggy-back registration rights and the benefit of a registration statement as described in Section 4(b) of such Executive Stock and Option Agreement.

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          (h) Organic Change.  In the event of an Organic Change, as described
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              in the 1998 Stock Option Plan, the Employee shall have all of the protections which he would have in the event of an Organic Change under the Executive Stock and Option Agreement.

          (i) Adjustment for Change in Common Stock.  In the event of a
              -------------------------------------
              recapitalization or other event which may result in an adjustment in the 1998 Option under Section 6.5 of the 1998 Stock Option Plan, the Employee shall have all of the protections which he would have in such event under Section 9 of the Executive Stock and Option Agreement, specifically including the provision for maintenance of economic position."

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Amended and Restated Employment Agreement as of January 30, 2001.



                              // Ronald L. Jones
                              ------------------------------------------
                              Ronald L. Jones



                              SEALY CORPORATION


                              By:  // Kenneth L. Walker
                                   -------------------------------------
                              Kenneth L. Walker
                              Vice President, General Counsel & Secretary

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